Exhibit 19.1 1 LUMINAR TECHNOLOGIES, INC. INSIDER TRADING POLICY (As Amended Effective March 17, 2023) The Board of Directors of Luminar Technologies, Inc. (the “Company”) has adopted this Insider Trading Policy (the “Policy”), to provide guidelines to all directors, officers, and employees of the Company with respect to trading in the Company’s securities, as well as the securities of publicly traded companies with whom the Company has a business relationship. The Policy has been designed to prevent insider trading or even allegations of insider trading. Your strict adherence to the Policy will help safeguard the Company’s reputation and will further ensure that the Company conducts its business with the highest level of integrity and in accordance with the highest ethical standards. Each individual is responsible for the consequences of his or her actions. You are responsible for understanding and complying with the Policy. Federal and state securities laws prohibit the purchase or sale of a company’s securities by anyone who is aware of material information about that company that is not generally known or available to the public. These laws also prohibit anyone who is aware of material non-public information from disclosing this information to others who may trade. Companies and their controlling persons may also be subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel. The penalties for insider trading include civil fines of up to three times the profit gained or loss avoided, and criminal fines of up to $5,000,000 and up to twenty years in jail for each violation. The Securities and Exchange Commission (“SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority (“FINRA”) use sophisticated electronic surveillance techniques to uncover insider trading. Employees of the Company who violate the Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment for cause. 1. PERSONS COVERED As a director, officer or employee of the Company or its subsidiaries, the Policy applies to you. The same restrictions that apply to you apply to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but who are financially dependent on you or whose transactions in the Company’s securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in the Company’s securities); it also covers venture capital firms and other entities (such as partnerships, trusts and corporations) that are affiliated or associated with such persons. You are responsible for making sure that any transaction in the Company’s securities covered by the Policy by any of these people or entities complies with the Policy. An affiliate is someone who directly or indirectly controls or is controlled by, or is under common control with such person. An associate of a person subject to the Policy is (x) a corporation or organization (other than the Company or a majority owned subsidiary of the Company) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or

2 (y) any trust in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity. 2. DEFINITION OF MATERIAL NON-PUBLIC INFORMATION “Material non-public information” is any material information about the Company that has not yet become publicly available. Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, hold or sell securities. Any information that could reasonably be expected to affect the price of the security is material. The information may be positive or negative. Financial information is frequently material, even if it covers only part of a fiscal period or less than all of the Company’s operations, since either of these might convey enough information about the Company’s consolidated results to be considered material information. Other common examples of information that may be material include:  information regarding sales, revenues or earnings (including projections);  financial forecasts of any kind, including earnings estimates, changes in previously announced earnings estimates or estimates of expenses;  significant changes in manufacturing and production capacity;  significant business trends and metrics;  significant proposed mergers, acquisitions, investments or divestitures;  significant developments in products or services;  the availability of sufficient high quality, raw materials to manufacture the Company’s products  quality or health issues with our products or other issues that adversely affect the Company’s brand and reputation;  gain or loss of substantial customers or suppliers;  execution or termination of significant contracts;  capital requirements, financings or restructurings;  significant unusual gains or losses;  changes in business strategies;  developments in significant litigation or government investigations;

3  cybersecurity risks and incidents, including vulnerabilities and breaches, such as a significant disruption in, or breach in security of information technology systems and resultant interruptions in service;  public or private debt or equity offerings;  significant changes in senior management or the board of directors;  Company share repurchases; or  stock splits or dividend information. It is not possible to define all categories of material information, and you should recognize that the public, the media and the courts may use hindsight in judging what is material. The materiality of particular information is subject to reassessment on a regular basis. Therefore, it is important to err on the safe side and assume information is material if there is any doubt. You may also consult with the Compliance Officer. The “Compliance Officer” means the Company’s Chief Legal Officer; provided that in the event there is no Chief Legal Officer or the Chief Legal Officer is unavailable, the Company’s Chief Financial Officer shall be authorized to serve as the Compliance Officer in the interim or to designate another person as the Compliance Officer. Information is “non-public” if it is not generally known or available to the public. Information may still be non-public even though it is widely known within the Company. Release of information to the media does not immediately mean the information has become publicly available. Information is considered available to the public only when it has been released broadly to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb and evaluate it. Ordinarily, information about the Company should not be considered public until at least one (1) full trading day has passed following its formal release to the market. However, with respect to the Company’s quarterly or annual financial results, the information is considered publicly available two (2) full trading days following the public filing of the Form 10-K/10-Q (and not the release of earnings which may occur earlier). For example, if the Company files a Form 10-Q/10-K before trading begins on a Tuesday, the first time you can buy or sell the Company’s securities is the opening of the market on Thursday (assuming you are not aware of other material non-public information at that time). If, however, the Company files a Form 10-Q/10-K after trading begins that Tuesday, the first time you can buy or sell the Company’s securities is the opening of the market on Friday. 3. REQUIREMENTS APPLICABLE TO EVERYONE A. No trading in the Company’s securities while aware of material non-public information You are prohibited from engaging in any transaction in the Company’s securities while aware of material non-public information about the Company. It makes no difference whether or not you relied upon or used material non-public information in deciding to trade – if you are aware of material non-public information about the Company, the prohibition applies. You should avoid even the appearance of an improper transaction to preserve the Company’s reputation for adhering to the highest ethical standards of conduct.

4 This prohibition covers virtually all transactions in the Company’s securities. “Securities” includes common stock, options to purchase common stock, debt securities, preferred stock and derivative securities such as put and call options, warrants, swaps, caps and collars. Transactions in the Company’s securities include purchases, sales, pledges, hedges, loans and gifts of the Company’s securities, as well as other direct or indirect transfers of the Company’s securities. Certain of these transactions are addressed in more detail below and may not be permitted under the Policy. This prohibition extends to trades of the Company’s securities in which you have any “beneficial” or other interest, or over which you exercise investment control, including:  transactions in the Company’s securities held in joint accounts or accounts of persons or entities controlled directly or indirectly by you;  transactions in the Company’s securities for which you act as trustee, executor or custodian; and  transactions in any other account or investment involving in any way any the Company’s securities over which you exercise any direct or indirect control. Stock Option Exercises. This prohibition does not apply to the exercise of stock options issued under the Company plans if the exercise price is paid in cash or through the Company withholding a portion of the shares underlying the options. Similarly, the Company may withhold underlying shares to satisfy tax withholding requirements. This prohibition does apply, however, to sales of the underlying stock and broker-assisted cashless exercises of options, as well as to any other market sales for the purpose of generating the cash needed to cover the costs of exercise. Settlement of Restricted Stock Units. This prohibition does not apply to the automatic deduction of shares by the Company from your restricted stock unit account to satisfy the minimum statutory tax withholding liability upon settlement of restricted stock units. This prohibition does apply, however, to any open market sale of vested shares, including to satisfy tax liabilities. Employee Stock Purchase Plan. This prohibition does not restrict your purchase of shares under the Company’s Employee Stock Purchase Plan (the “ESPP”). It does, however, apply to the sales of shares you have purchased pursuant to the ESPP. Additionally, you should not elect to participate in the ESPP or change your election under the ESPP if you have material, non-public information about the Company. 10b5-1 Plans. This prohibition does not apply to trades made pursuant to a valid “10b5-1 plan” approved by the Company and which meet the requirements of Section 12 below and the Appendix of 10b5-1 Guidelines. Dividend Reinvestment Plan. This prohibition does not apply to purchases of the Company stock under any Company dividend reinvestment plan that result from your reinvestment of dividends paid on the Company stock held in such plan. This prohibition does apply, however, to other purchases of the Company stock under the plan that result from additional contributions you choose to make to the dividend reinvestment plan, or to increases or decreases in your level of participation in the plan. This prohibition also applies to your sale of any the Company’s securities purchased pursuant to the plan. Mutual Funds. This prohibition does not apply to transactions in mutual funds that are invested in the Company’s securities.

5 B. Additional Prohibited Transactions Regardless of whether you are aware of material non-public information about the Company, the transactions and activities described below are specifically prohibited without the express approval of the Compliance Officer, in accordance with Section 9 (Exceptions) below. No short sales of the Company’s securities. You may not engage in short sales of the Company’s securities (sales of securities that are not then owned), including “sales against the box” (short sales not exceeding the number of shares already owned). Generally, short sales are transactions whereby a person will benefit from a decline in the price of the securities, and the Company believes it is inappropriate for associates to engage in these transactions with respect to the Company’s securities. No trading in derivatives of the Company. You may not trade in derivatives of the Company’s securities, such as exchange-traded put or call options and forward transactions. No hedging transactions. Certain forms of hedging or monetization transactions may offset a decrease, or limit your ability to profit from an increase, in the value of the Company’s securities you hold, enabling you to continue to own the Company’s securities without the full risks and rewards of ownership. The Company believes that such transactions separate the holder's interests from those of other stockholders. Therefore, you and any person acting on your behalf are prohibited from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities or limit your ability to profit from an increase in the market value of the Company’s securities. Restricted margin accounts or pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. Because a margin or foreclosure sale may occur at a time when you are aware of material non-public information or otherwise are not permitted to trade in the Company’s securities, except for Directors and Executive Officers with approval of the Compliance Officer, you are prohibited from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. Limited use of standing orders. Standing orders with respect to the Company’s securities should be used only for three business days. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material non-public information may result in unlawful insider trading. A standing order incorporated into a 10b5-1 plan approved by the Company is permitted. 4. EVENT-SPECIFIC BLACKOUT PERIODS MAY APPLY Although you are always responsible for monitoring for yourself whether you possess material non- public information, in addition to quarterly blackout periods, from time to time the Company may decide to impose a special trading blackout on those who are aware of particular information that the Company determines may be considered material non-public information. This kind of trading blackout may be imposed in connection with a potential acquisition, a financial analyst conference, an anticipated positive or negative earnings surprise or other material development. If you are subject to the blackout, you may

6 not trade in any the Company’s securities, except pursuant to a 10b5‑1 plan previously approved by the Company in accordance with the Policy, until notified that the blackout has ended. The Compliance Officer will determine whether an event-specific blackout should be imposed. The existence of an event-specific blackout will not be generally announced. If you are covered by the event- specific blackout, you will be notified by the Compliance Officer. Any person made aware of an event- specific blackout should not disclose the existence of the blackout to anyone else. 5. NO TRADING IN SECURITIES OF OTHER COMPANIES WHILE AWARE OF MATERIAL NON- PUBLIC INFORMATION The Company may engage in business transactions with companies whose securities are publicly traded. These transactions may include, among other things, mergers, acquisitions, divestitures or renewal or termination of significant contracts or other arrangements. Information learned in connection with these transactions or relationships may constitute material non-public information about the other company. You are prohibited from trading in the securities of these companies while aware of material non-public information about the companies and from communicating that information to any other person for such use. 6. NO “TIPPING” OF MATERIAL NON-PUBLIC INFORMATION You may not pass material non-public information about the Company or any other company on to others or otherwise make unauthorized disclosure or use of this information, regardless of whether you profit or intend to profit by the tipping, disclosure, or use. This practice, known as “tipping”, also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade and did not gain any benefit from another's trading. 7. PARTICIPATION IN ELECTRONIC BULLETIN BOARDS, CHAT ROOMS, BLOGS OR WEBSITES MUST BE CONSISTENT WITH THE POLICY Any written or verbal statement that would be prohibited under the law or under the Policy is equally prohibited if made on electronic bulletin boards, chat rooms, blogs, websites or any other form of social media, including the disclosure of material non-public information about the Company or material non-public information with respect to other companies that you come into possession of as an associate of the Company. 8. POST-EMPLOYMENT TRANSACTIONS MAY BE PROHIBITED The portions of the Policy relating to trading while in possession of material non-public information and the use or disclosure of that information continue to apply to transactions in the Company’s securities even after termination of employment or association with the Company. If you are aware of material non- public information about the Company when your employment or other business relationship with the Company ends, you may not trade in the Company’s securities or disclose the material non-public information to anyone else until that information is made public or becomes no longer material.

7 9. EXCEPTIONS In certain limited circumstances, a transaction otherwise prohibited by the Policy may be permitted if, prior to the transaction, the Compliance Officer determines that the transaction is not inconsistent with the purposes of the Policy. The existence of a personal financial emergency does not excuse you from compliance with the Policy and will not be the basis for an exception to the policy for a transaction that is inconsistent with the purposes of the policy. 10. QUARTERLY BLACKOUT PERIODS A quarterly blackout period is in effect with respect to each quarterly earnings announcement, commencing immediately following the end of Nasdaq stock market trading hours on the twenty-first day of the third month of each fiscal quarter (provided, if the twenty-first day of the month is not a business day, then at such time on the next business day) and ending when two full trading days have passed following the public filing of the Company’s applicable Form 10-Q/Form 10-K. The Company has selected this period because it is the time when there is likely to be material non-public information about the Company that may be available. No Restricted Persons may trade in the Company’s securities during a quarterly blackout period, regardless of whether they are then actually aware of material non-public information. Notwithstanding the above, a quarterly blackout period does not prohibit trading in the Company’s securities pursuant to a valid pre-existing 10b5-1 plan approved by the Company as described below. 11. ADDITIONAL REQUIREMENTS APPLICABLE TO RESTRICTED PERSONS “Restricted Persons” are those who are at an enhanced risk of possessing inside information and who therefore must exercise greater diligence to comply with insider trading prohibitions. This group includes Section 16 Persons and certain senior finance, legal, HR, business development, investor relations, corporate communication and management associates at corporate headquarters and in the Company’s business units, as well as any other employees in a role that makes it likely they will have involvement with material non-public information. “Section 16 Person” means the Company’s executive officers and directors, including the Company’s principal accounting officer (if separate from the Company’s principal financial officer). If you are not a Section 16 Person, you will be notified by the Compliance Officer (or a delegate of the Compliance Officer) if you are considered a Restricted Person under the Policy. The Compliance Officer (or a delegate of the Compliance Officer) will maintain and periodically update a list of all Restricted Persons. If you are a Restricted Person, the procedures set forth in this section of the Policy will cease to apply to your transactions in the Company’s securities only at the time your employment or other relationship with the Company ends. Trading pre-clearance requirement for Restricted Persons. Restricted Persons must obtain pre- clearance by the Compliance Officer (or a delegate of the Compliance Officer) before engaging in any transaction involving the Company’s securities, including, but not limited to, purchases, sales, and gifts. Restricted Persons will be notified from time to time by the Compliance Officer (or a delegate of the Compliance Officer) of the pre-clearance or other procedures applicable to them. The Compliance Officer may not engage in a transaction in the Company’s securities unless the Company’s Chief Financial Officer or Chief Executive Officer has pre-cleared the transaction.

8 The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit a transaction, even if it would not violate the federal securities laws or a specific provision of the Policy. In certain circumstances, other individuals may be asked to clear with the Compliance Officer all proposed transactions before initiating them. The fact that a particular intended trade has been denied pre-clearance should be treated as confidential information and should not be disclosed to any person unless authorized by the Compliance Officer. If a request for pre-clearance is approved, you have five business days to effect the transaction (or, if sooner, before commencement of a quarterly or event-specific blackout period). Under no circumstance may a person trade while aware of material non-public information about the Company, even if pre-cleared. Thus, if you become aware of material non-public information after receiving pre-clearance, but before the trade has been executed, you must not effect the pre-cleared transaction. The Company’s approval of any particular transaction under this pre-clearance procedure does not insulate any Restricted Person from liability under the securities laws. Under the law, the ultimate responsibility for determining whether an individual is aware of material non-public information about the Company rests with that individual in all cases. Section 16 Persons must also comply with SEC Rule 144, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all applicable reporting requirements. As such, in connection with the pre-clearance process, Section 16 Persons should provide to the Compliance Officer an analysis of how the proposed preclearance event complies with SEC Rule 144 and does not result in short swing profits under Section 16 of the Exchange Act. 10b5-1 plans for Section 16 Persons should also include a provision stating that the Section 16 Person will arrange for the electronic filing of any required Form 144 with the SEC via the EDGAR system and authorize the 10b5-1 plan broker to notify the Company of all transactions on the Section 16 Persons behalf to ensure a Form 4 is filed in the required two (2) business days. 12. 10B5-1 PLANS SEC Rule 10b5-1(c) of the Securities Exchange Act of 1934 permits corporate insiders to establish written trading plans (commonly referred to as “10b5-1 plans”) that can be useful in enabling insiders to plan ahead without fear that they might become exposed to material non-public information that will prevent them from trading. Persons who establish 10b5-1 plans in advance of trading and while not in possession of material non-public information can avail themselves of an affirmative defense under the rule; however, this defense may be forfeited if you fail to comply with the requirements below. SEC Rules have significantly changed, and all plans are subject to this section and the 10b5-1 Plan Guidelines in the Appendix. All 10b5-1 plans must be approved by the Compliance Officer and are subject to a “cooling off” period pursuant to which no trading may commence after the 10b5-1 plan is adopted or modified. For Company officers and directors, the cooling off period is the later of (i) ninety (90) days after the adoption of the 10b5-1 plan, or (ii) two (2) business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted, not to exceed one hundred and twenty (120) days following adoption of the 10b5-1 plan. For other insiders, the cooling off period is 30 days after the adoption of the 10b5-1 plan. 10b5-1 plans become effective at least 30 days prior to the start of trading under the plan and may only be entered into when an insider is not in possession of material non-public information (including that plans may not be entered into during a blackout period). In addition, such plans must comply with 10b5-

9 1 Plan Guidelines in the Appendix established by the Compliance Officer, as may be amended from time to time, and the person establishing the 10b5-1 plan must certify to the Compliance Officer and include representations in the plan that (i) such person is not in possession of material non-public information concerning the Company or its securities; and (ii) the plan complies with the requirements of SEC Rule 10b5-1(c), including that it is being entered into in good faith and not as part of a plan or scheme to evade the prohibitions of the rule and that the person submitting the plan for approval will act in good faith with respect to the 10b5-1 plan throughout its duration. Trades executed as specified by a 10b5-1 plan are eligible for the affirmative defense and do not violate the securities laws or the Policy even if the insider is in possession of material non-public information at the time the trade is executed. Trades executed as specified by the plan are not subject to the pre- clearance requirement. To qualify as a 10b5-1 plan for purposes of the Policy, the plan must be approved in advance by the Compliance Officer, and you should allow at least five business days for that approval. These pre- planned trading programs are available only to corporate officers and such other individuals as may be designated from time to time by the Compliance Officer. For more information about how to establish a 10b5-1 plan, please contact the Compliance Officer. The Company reserves the right to disapprove any submitted plan. 13. INQUIRIES Any questions about the Policy, its application to a proposed transaction, or the requirements of applicable laws should be directed to the Compliance Officer.

Exhibit 19.1 A-1 Appendix A LUMINAR TECHNOLOGIES, INC. 10B5-1 PLAN GUIDELINES These 10b5-1 Plan Guidelines provide further requirements for entering into and operating a 10b5- 1 plan under the Company’s Insider Trading Policy (“Policy”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Policy. 1. Good Faith You must act in good faith with respect to your 10b5-1 plan under this Policy. Your failure to act in good faith with respect to a 10b5-1 plan, including with respect to modifications and terminations, will cause the plan to no longer comply with Rule 10b5-1 and the Policy and potentially cause your prior transactions in the Company’s securities thereunder to violate the Policy. 2. Trades Outside of a 10b5-1 Plan Any transaction outside of a 10b5-1 plan may mitigate the benefits of the 10b5-1 plan. Consequently, Company insiders should generally not transact in the Company’s securities (except as permitted by the Policy) outside of a 10b5-1 plan while a 10b5-1 plan is in effect. 3. 10b5-1 Plan Adoption or Termination (including Modification); Good Faith Considerations Section 12 of the Policy sets forth the requirements for entering into a 10b5-1 plan. The same requirements and provisions apply to any modification of a 10b5-1 Plan, including termination of a 10b5-1 plan other than pursuant to the existing terms of a 10b5-1 plan. Any questions regarding proposed modifications to, or terminations other than pursuant to the existing terms of, a 10b5-1 plan should be directed to the Compliance Officer. While Rule 10b5-1 does not expressly forbid the early termination of a 10b5-1 plan, the SEC has made clear that once a 10b5-1 plan is terminated, the affirmative defense may not apply to any trades that were made pursuant to that plan if such termination calls into question whether the good faith requirement was met or whether the plan was part of a plan or scheme to evade Rule 10b-5 under the Exchange Act. The risk associated with terminating a plan increases if the insider promptly engages in market transactions or adopts a new 10b5-1 plan. Such behavior could arouse suspicion that the insider is modifying trading behavior in order to benefit from material non-public information. Accordingly, insiders are encouraged to not terminate 10b5-1 plans except in unusual circumstances. For similar reasons, insiders are encouraged to avoid frequent modifications of 10b5-1 plans. Insiders are required to provide prompt notice of termination of any 10b5-1 plan to the Compliance Officer. Furthermore, the Company recommends that insiders refrain from engaging in new transactions in the Company’s securities or entering into a new 10b5- 1 plan for sixty (60) days following a termination of a prior 10b5-1 plan other than pursuant to the terms of such plan. 4. Overlapping Plans Under Rule 10b5-1, insiders must not have more than one (1) 10b5-1 Plan in operation at any given time, subject to certain limited exceptions. Consult with the Compliance Officer to discuss whether any of these exceptions may apply to your situation, particularly if you wish to enter into a new 10b5-1 plan under which trades will commence shortly after an existing 10b5-1 plan would terminate in accordance with its terms.

A-2 5. Single-Trade Plans Insiders must not enter into a 10b5-1 plan that is designed to transact the total amount of the Company’s securities subject to the 10b5-1 plan as a single transaction (a “Single-Trade Plan”), unless: (i) the insider has not, during the prior twelve (12)-month period, entered into another 10b5-1 plan of the same design; and (ii) such other 10b5-1 plan was eligible to receive the affirmative defense under Rule 10b5-1. 6. Timing of First Trade (Cooling-Off Periods) For Company directors and officers, 10b5-1 plans must be subject to a “cooling off” period pursuant to which no trading may commence after the 10b5-1 plan is adopted until the expiration of the later of (i) ninety (90) days after the adoption of the 10b5-1 plan, or (ii) two (2) business days following the filing of the Company’s Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted, not to exceed one hundred and twenty (120) days following adoption of the 10b5-1 Plan. For other insiders, 10b5-1 plans must be subject to a “cooling off” period (between the date the 10b5-1 plan is adopted and when trading under the plan may commence), pursuant to which no trading may commence after the 10b5-1 plan is adopted until the expiration of 30 days after the adoption of the 10b5-1 plan. 7. Specific Trading Schedules 7.1 The Company encourages trading schedules to provide for a pattern of regular trades occurring over time to minimize any inference that the insider is not acting in good faith. 7.2 If the specified number of shares is not sold on a designated date for sale pursuant to a trading schedule, the unsold shares may be added to the order(s) for the following designated date of sale on a trading schedule; provided that (1) this happens automatically without any choice by the insider, and (2) the number of shares added to the subsequent date of sale on the trading schedule shall be limited to no more than the number of shares originally intended to be sold on the prior date of sale plus the number of shares to be sold on the subsequent date of sale. Such stacking may not include more than 1 additional period, and a trading plan may not roll forward multiple unsuccessful prior trades. For example, if an individual has 5,000 aggregated, unsold shares under a 10b5-1 plan but the trading schedule provides for only 1,000 shares to be sold per trading interval, the aggregation feature outlined in this section shall allow for trading of up to 2,000 shares in each trading interval thereafter until such time as the 5,000 aggregated, unsold shares under the 10b5-1 plan have been sold. 8. Plan Suspension & Termination 10b5-1 plans must include a provision that automatically suspends trading under the plan upon notice of suspension from the Company triggered by certain events. Events contemplated by such notice include underwritten public offerings by the Company and an acquisition of the Company. 10b5-1 plans must also include a provision automatically terminating the plan at some future date. 9. Plan Brokers Unless otherwise approved by the Compliance Officer, all 10b5-1 plans must be implemented through a broker included in a list approved by the Compliance Officer. The Compliance Officer may amend this list from time to time. The Compliance Officer may approve additional broker plans, but doing so may require time and negotiation with the broker, so there is no guarantee of doing so in a timely manner for trading. An insider must not communicate any material non-public information about the Company to the broker or attempt to influence how the broker exercises his or her discretion in any way.

Exhibit 19.1